Stockholders of Sunrise Realty Trust, a Tannenbaum Capital Group Affiliate, Approve Merger-Related Proposal with Southern Realty Trust; Company Declares Stub Period Dividend
WEST PALM BEACH, Fla., Oct. 23, 2026 – Sunrise Realty Trust, Inc. (Nasdaq: SUNS) (“SUNS” or the “Company”), a lender on the Tannenbaum Capital Group (“TCG”) Real Estate platform, today announced that its stockholders approved the issuance of approximately 8,464,955 shares of SUNS common stock, subject to certain adjustments, in connection with the Company’s previously announced merger with Southern Realty Trust Inc. (“SRT”) (the “Merger”) at the Company’s special meeting of stockholders held earlier today (the “Special Meeting”). Approximately 59.5% of the outstanding shares of SUNS common stock were voted virtually or by proxy at the Special Meeting, and approximately 91.6% of the votes cast at the Special Meeting were voted in favor of the proposal. SRT stockholders also approved the Merger at its special meeting held earlier today. The approvals represent a key milestone toward combining SUNS and SRT into a larger, more efficient Nasdaq-listed commercial real estate lending platform.
“We appreciate the support of our stockholders as we advance this strategic combination,” said Leonard M. Tannenbaum, Executive Chairman. “The Merger is expected to create a larger, more efficient lending platform with increased scale and improved access to capital, positioning us to continue to generate attractive risk-adjusted returns and build long-term stockholder value. We look forward to completing the Merger and welcoming SRT stockholders to SUNS.”
Final voting results from the Special Meeting will be disclosed in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”).
Pursuant to the Agreement and Plan of Merger relating to the Merger (the “Merger Agreement”), SUNS’ Board of Directors declared a prorated cash dividend of $0.09 per share of SUNS common stock (the “Stub Period Dividend”) for the fourth quarter through the day prior to the closing of the Merger. The Stub Period Dividend is payable on November 5, 2026 to the stockholders of record on November 2, 2026.
The Merger is expected to close on November 5, 2026, subject to the satisfaction of remaining customary closing conditions. Upon closing, SRT will merge with and into a wholly owned subsidiary of SUNS, and SUNS common stock will continue to trade on Nasdaq under the symbol “SUNS.”
About Sunrise Realty Trust, Inc.
Sunrise Realty Trust, Inc. (Nasdaq: SUNS) (“SUNS” or the “Company”) is an institutional commercial real estate (“CRE”) lender providing flexible financing solutions to sponsors of CRE projects located primarily in the Southern United States. It focuses on transitional CRE business plans with the potential for near-term value creation, collateralized by top-tier assets predominantly located in established and rapidly expanding Southern markets. For additional information regarding the Company, please visit www.sunriserealtytrust.com.
About TCG Real Estate
TCG Real Estate refers to a group of affiliated CRE-focused debt vehicles, including a Nasdaq-listed mortgage real estate investment trust (“REIT”), Sunrise Realty Trust, Inc. (Nasdaq: SUNS), and a private mortgage REIT, Southern Realty Trust Inc. The vehicles provide flexible financing on transitional CRE properties that present opportunities for near-term value creation, with a focus on top-tier CRE assets located primarily within markets in the Southern U.S. benefiting from economic tailwinds with growth potential. For additional information regarding TCG Real Estate, please visit www.theTCG.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing of the closing of the Merger, the anticipated benefits of the Merger and the payment of the Stub Period Dividend. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “estimates,” “projects,” “may,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors could cause actual results and performance to differ materially from those projected in these forward-looking statements, including the risk that the Merger is not completed on the anticipated terms or timeline, or at all; the failure to satisfy the remaining closing conditions to the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the failure to realize the anticipated benefits of the Merger; the risk that the businesses of SUNS and SRT will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the effect of the pendency or consummation of the Merger on the parties’ business relationships and operating results; the risk of stockholder litigation in connection with the Merger; risks related to diverting the attention of management from ongoing business operations; the effect of the consummation of the Merger on the market price of SUNS common stock; and the other factors described in SUNS’ filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of SUNS’ Annual Report on Form 10-K filed on March 12, 2026, and subsequently filed Quarterly Reports on Form 10-Q. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect SUNS or SRT. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Relations Contacts
Robyn Tannenbaum // Will Rotatori
561-510-2293 // 561-510-6109
ir@thetcg.com
Media Contact
Jim Velgot
561-510-1416
ir@thetcg.com
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